Blockchain Holdings Capital Ventures, Inc.

(Formerly Southeastern Holdings, Inc.)

and Blockchain Holdings, LLC

Unaudited Combined Pro Forma Financial Statements

As of August 23, 2018 and for the Period from February 5, 2018 (Inception) Through August 23, 2018

Blockchain Holdings Capital Ventures, Inc.

(Formerly Southeastern Holdings, Inc.)

and Blockchain Holdings, LLC

Note to Unaudited Combined Pro Forma Financial Statements

As of August 23, 2018 and for the Period from February 5, 2018 (Inception) Through August 23, 2018

On August 23, 2018, Blockchain Holdings Capital Ventures, Inc. (Formerly Southeastern Holdings, Inc.) entered into a Bill of Sale and Assignment and Assumption Agreement with Blockchain Holdings, LLC (“Blockchain”) pursuant to which the Company purchased all of the assets of Blockchain which are used in the business of sourcing of blockchain mining equipment from various suppliers for their customers and also providing management of the equipment hosted, mining pools and tech work on such equipment. The Company issued 300,000,000 shares of its common stock, par value $.0001 to the members of Blockchain in exchange for the assets of Blockchain.

The Company evaluated the August 23, 2018 acquisition of Blockchain Holdings, LLC’s outstanding interests and determined that the acquisition falls under guidance of the SEC’s Financial Reporting Manual, Section 12100, which deems the transaction to be a change in control and a “capital transaction in substance.” The Merger is being accounted for as a reverse recapitalization. Reverse recapitalization accounting applies when a non-operating public shell company (Southeastern Holdings, Inc.) acquires a private operating company (Blockchain) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded. The reverse recapitalization accounting is attributable to a long-held position of the staff of the Securities and Exchange Commission as the acquisition of a non-operating public shell company does not qualify as a business for business combination purposes, as described in Accounting Standards Codification Topic 805, Business Combinations. The Company’s recapitalization entry resulted in the following changes to equity on August 23, 2018, which are contemplated in the accompanying unaudited pro forma financial statements:

	Prior to Recapitalization	Transaction August 23, 2018	Recapitalization August 23, 2018	After Recapitalization
Class A super voting preferred stock*	$1,000	$-	$(1,000)	$-
Class B non-voting preferred stock*	-			-
Common stock	13,836	30,000		43,836
Additional paid-in capital	1,526		(121,607)	(120,081)
Accumulated deficit	(92,607)		92,607	-
Total Stockholders’ Equity	$(76,245)	$30,000	$(30,000)	$(76,245)

*The Company discovered that all of its historical Preferred Stock classes prior to the asset purchase were improperly filed with the State of Delaware and therefore legally null and void. The Company eliminated the outstanding Preferred Stock from the historical entity in the recapitalization accounting on August 23, 2018.

The accompanying pro forma combined financial statements as of September 30, 2018 and for the nine months then ended have been combined to present the financial results of all the acquired Companies in one set of financial statements.

Blockchain Holdings Capital Ventures, Inc.

(Formerly Southeastern Holdings, Inc.)

and Blockchain Holdings, LLC

Unaudited Combined Pro Forma Balance Sheets

As of August 23, 2018

	Blockchain Holdings Capital Ventures, Inc. (Formerly Southeastern Holdings, Inc.)	Blockchain Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined
	(historical)	(historical)

Assets
Current Assets:
Cash and cash equivalents	$-	$9,615	$-		$9,615
Total Current Assets	-	9,615			9,615

TOTAL ASSETS	$-	$9,615	$-		$9,615

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$74,434				$74,434
Accrued expenses	1,811				1,811
Total Current Liabilities	76,245	-	-		76,245

Non-Current Liabilities:
Total Non-Current Liabilities	-	-	-		-

Total Liabilities	76,245	-	-		76,245

Stockholders' Equity (Deficiency):
Class A super majority voting preferred stock	1,000	-	(1,000)	[a]	-
Class C convertible preferred non-voting stock	-	-	-		-
Common stock	13,862	-	30,000	[b]	43,862
Additional paid-in capital	1,500	-	(121,607)	[c]	(120,107)
Accumulated deficit	(92,607)	9,615	92,607	[d]	9,615
Total Stockholders' Equity (Deficiency)	(76,245)	9,615	-		(66,630)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$-	$9,615	$-		$9,615

The Company made the following adjustments in connection with the transaction:
[a] Write off historical preferred stock deemed legally void.
[b] Record par value portion of common stock issued for asset purchase.
[c] This entry consists of the following recapitalization elements:
Record APIC portion of common stock issued for transaction	$270,000
Move historical issuer accumulated deficit to additional paid-in capital	(92,607)
Record loss on total value of acquisition	(300,000)
Write off historical preferred stock deemed legally void	1,000
Adjustment	$(121,607)
[d] Move historical issuer retained earnings to additional paid-in capital for recapitalization.

Blockchain Holdings Capital Ventures, Inc.

(Formerly Southeastern Holdings, Inc.)

and Blockchain Holdings, LLC

Unaudited Combined Pro Forma Statements of Operations

For the Period from February 5, 2018 (Inception) Through August 23, 2018

	Blockchain Holdings Capital Ventures, Inc. (Formerly Southeastern Holdings, Inc.)	Blockchain Holdings, LLC	Pro Forma Adjustments	Pro Forma Combined
	(historical)	(historical)
Revenues:
Equipment sales - related party	$-	$150,104	$-	$150,104
Consulting and management fee revenue - related party	-	18,954	-	18,954
Equipment sales	-	72,020	-	72,020
Consulting and management fee revenue	-	44,380	-	44,380
Mining commission revenue	-	19,892	-	19,892
Total Revenue	-	305,350	-	305,350

Cost of goods sold - related party	-	(156,371)	-	(156,371)
Cost of goods sold	-	(74,901)	-	(74,901)
Total Cost of Goods Sold	-	(231,272)	-	(231,272)

Gross Margin	-	74,078	-	74,078

Operating Expenses:
Sales and marketing	-	31,945	-	31,945
General and administrative	43,348	5,968	-	49,316
Total Operating Expenses	43,348	37,913	-	81,261

Income from operations	(43,348)	36,165	-	(7,183)

Other Income and Expense
Impairment of long-lived assets	-	(26,550)	-	(26,550)
Total Other Income (Expense)	-	(26,550)	-	(26,550)

Net Income/(Loss)	$(43,348)	$9,615	$-	$(33,733)

Net Income/(Loss) per share (basic and diluted)	$(0.00)			$(0.00)

Weighted average number of common shares outstanding	40,667,707			40,667,707